                                                                     EXHIBIT 4.4

                         SENIOR SUBORDINATED GUARANTEES

         Each of the undersigned (the "Guarantors") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture, dated as of December 3, 2002, by and among R.H. Donnelley Finance Corporation I, a Delaware corporation, as issuer, and The Bank of New York, as trustee (the "TRUSTEE") (as amended, restated or supplemented from time to time, the "SENIOR SUBORDINATED NOTES INDENTURE"), as supplemented by (1) the Supplemental Indenture, dated as of January 3, 2003, among R.H. Donnelley Inc., a Delaware corporation (the "COMPANY"), the guarantors party thereto and the Trustee, (2) the Second Supplemental Indenture, dated as of January 9, 2004, among the Company, the guarantors party thereto and the Trustee and (3) the Third Supplemental Indenture, dated as of September 1, 2004, among the Company, the guarantors party thereto and the Trustee, and subject to the provisions of the Senior Subordinated Notes Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Senior Subordinated Notes Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Guarantee and the Senior Subordinated Notes Indenture are expressly set forth in Article Ten of the Senior Subordinated Notes Indenture, and reference is hereby made to the Senior Subordinated Notes Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

         Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by such Guarantor after giving effect to all of its other contingent and fixed liabilities without rendering such Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.


                         [SIGNATURES ON FOLLOWING PAGES]

         IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer as of this 1st day of September 2004.

                                  DONTECH HOLDINGS, LLC


                                  By: /s/ ROBERT J. BUSH
                                      ------------------------------------------
                                      Name:  Robert J. Bush
                                      Title: Vice President


                                  R.H. DONNELLEY PUBLISHING &
                                      ADVERTISING OF ILLINOIS HOLDINGS, LLC


                                  By: /s/ ROBERT J. BUSH
                                      ------------------------------------------
                                      Name:  Robert J. Bush
                                      Title: Vice President


                                  DONTECH II PARTNERSHIP


                                  By: /s/ ROBERT J. BUSH
                                      ------------------------------------------
                                      Name:  Robert J. Bush
                                      Title: Vice President


                                  R.H. DONNELLEY PUBLISHING &
                                      ADVERTISING OF ILLINOIS
                                      PARTNERSHIP

                                  By: R.H. Donnelley Publishing & Advertising of
                                      Illinois Holdings, LLC,
                                      Its Managing Partner


                                  By: /s/ ROBERT J. BUSH
                                      ------------------------------------------
                                      Name:  Robert J. Bush
                                      Title: Vice President





                                       2